Exhibit 99.1

Auto Parts 4Less Group, Inc., F/K/A The 4less Group, Inc., Announces Both a Name Change and Reverse Split was Made Effective on April 28th, 2022

Las Vegas, NV – April 29, 2022; Auto Parts 4Less Group, Inc. f/k/a The 4less Group, Inc. (the “Company”), (OTCQB: FLES), on April 26, 2022, pursuant to notification from FINRA, the Company filed with the Nevada Secretary of State Articles of Amendment for the Name Change from The 4Less Group, Inc. to Auto Parts 4Less Group, Inc. The Articles of Amendment were approved and stamped by the Nevada Secretary of State on April 26, 2022.

FINRA notified the Company that the Corporate Action to effectuate the Name Change was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022.

Additionally, on April 26, 2022, FINRA notified us that the Corporate Action to effectuate a 10 to 1 Reverse Stock Split was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022. Pursuant to such announcement, the trading symbol of the Company will l be listed on OTC Markets as “FLESD” for a period of 20 business days and after such time shall return to “FLES.”

Pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada a Certificate of Change pursuant to NRS 78.209, which was approved and stamped by the Nevada Secretary of State on April 26, 2022.

“We believe the name change from The 4Less Group, Inc to Auto Parts 4Less Group, Inc. was an important step in the evolution of our company as it is not only descriptive of our business, simply about building a business model that potentially will allow us to sell more auto parts for less, while maintaining consistent branding with our flagship service, Autoparts4less.com,” said Tim Armes, president of Auto Parts 4Less Group, Inc.

Tim Armes further stated that, “Finalizing the 10 to 1 reverse split was important as it was a major first step needed in order for us to pursue an uplisting to a major exchange like NASDAQ. Additionally, along with fully launching our automotive marketplace over the next few months, our current shareholders should benefit with a wider market for our common stock.”

Auto Parts 4Less Group, Inc.

Auto Parts 4Less Group, Inc. through their wholly owned subsidiary Auto Parts, Inc. is the operator of LiftKits4less.com, an ecommerce aftermarket auto parts site for trucks and jeeps as well as AutoParts4Less.com, a multi-vendor online automotive marketplace dedicated to automotive parts. When fully launched this summer AutoParts4Less.com will offer buyers a wide range of automotive parts for cars, trucks, boats, motorcycles and RV’s on a single platform.

With the launch of their automotive marketplace the Company expects to eventually have available for sale millions of unique SKUs, as well as multiple sellers for most SKUs listed. This in turn should provide buyers with more options at lower prices. The Company is working on developing best in-class technological modules to increase visitor conversions by adding how-to content and various other services to the websites. The marketing and branding strategy will be comprised of strong SEO traffic, pay-per-click as well as the sponsorship of various drivers in the NASCAR motor sports.

Additionally, as a platform business model, the AutoParts4Less.com marketplace is highly scalable and can take advantage of the network effect meaning as more sellers participate on the platform it will attract more sellers and thus more buyers.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of the Company's future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product or services development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. No information in this press release should be construed in any way whatsoever as an indication of the Company’s future stock price, revenues, or results of operations. The Company takes no obligation to update or correct (i) its own forward-looking statements, except as required by law, or (ii) communications by third parties that are not paid for by the Company.

Auto Parts 4Less Group, Inc.

106 West Mayflower

Las Vegas, NV 89030

United States

E-mail: Corporate@The4LessCorp.com

Phone: 1-702-267-6100

www.AutoParts4Less.com

www.liftkits4less.com